SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2002

                         F10 OIL & GAS PROPERTIES, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                            (Commission File Number)

                                   87-0382438
                        (IRS Employer Identification No.)


                         904 West Montgomery, Suite 4311
                               Willis, Texas 77378
               (Address of Principal Executive Offices) (Zip Code)

                                 (936) 449-5130
               Registrant's Telephone Number, Including Area Code

Item 2.           Acquisition or Disposition of Assets.

         On July 19, 2002, the Registrant entered into a Stock Purchase Agreement to acquire all of the three million (3,000,000) outstanding shares of common stock in Royal Oasis, Inc., a Nevada corporation. Royal Oasis' sole asset is 43.333 acre parcel of vacant land in Oasis, Nevada (Elko County) with an appraised value of $4,719,000. As consideration, the Registrant issued Three Million Eight Hundred Thousand (3,800,000) shares of Series A Preferred Stock and the Registrant also signed a One Million Dollar ($1,000,000) Secured Convertible Promissory Note (the "Note") as additional consideration for the purchase of the Royal Oasis stock.
         On December 3, 2002, the Registrant and the shareholders of Royal Oasis signed an Agreement to Rescind the aforementioned transaction. Under the terms of the Agreement, the Registrant agreed to issue twenty thousand (20,000) shares of its restricted common stock to the shareholders of Royal Oasis.
         The Company issued Four Hundred Thousand (400,000) shares of Series A Preferred Stock as commissions in the transaction and is negotiating a conversion of those shares into restricted common stock. The Company anticipates this conversion to be completed by the end of the fiscal year ended March 31, 2003.

                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2003         F10 OIL & GAS PROPERTIES, INC.

                                By: /s/ Jon H. Marple
                                Name: Jon H. Marple
                                Title: President